                                                         DRAFT OF: June 14, 1996

                           THE INFORMATION CONTAINED

                              IN THIS DOCUMENT IS
       ------------------------------------------------------------------

                                  CONFIDENTIAL
       ------------------------------------------------------------------

(LOGO)O
Bowne
of
Phoenix                                                           (602) 223-4455
                                                              FAX (602) 223-4456

     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 14, 1996
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                                   ZILA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         DELAWARE                                            86-0619668
(STATE OR OTHER JURISDICTION OF                       (IRS EMPLOYER
  INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)


                             5227 NORTH 7TH STREET
                             PHOENIX, ARIZONA 85014
                                 (602) 266-6700
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                                MR. JOSEPH HINES
                                   ZILA, INC.
                             5227 NORTH 7TH STREET
                          PHOENIX, ARIZONA 85014-2800
                                 (602) 266-6700
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
             INCLUDING AREA CODE, OF AGENT FOR SERVICE OF SERVICE)
                            ------------------------
      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:
                             KEVIN J. TOUREK, ESQ.
                               STREICH LANG, P.A.
                             2 NORTH CENTRAL AVENUE
                          PHOENIX, ARIZONA 85004-2391
                                 (602) 229-5200
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO
PUBLIC: From time to time after the Registration Statement becomes effective as determined by market conditions and the needs of the Selling Securityholders.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                        PROPOSED MAXIMUM     PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF SECURITY      AMOUNT TO BE     OFFERING PRICE     AGGREGATE OFFERING     AMOUNT OF
           TO BE REGISTERED            REGISTERED(1)       PER UNIT(2)             PRICE        REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value......... 1,245,478 shares        $8.375         $10,430,878.25       $3,596.85
================================================================================================================

(1) In the event of a stock split, stock dividend, or similar transaction involving the Company's Common Stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

(2) Estimated solely for the purpose of calculating the registration fee based upon the average of the bid and asked price for the common Stock on June 10, 1996
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                   ZILA, INC.

               1,245,478 SHARES OF COMMON STOCK, $0.001 PAR VALUE

                            ------------------------

     The securities offered hereby (the "Offered Securities") are 1,245,478 shares of common stock, $.001 par value ("Common Stock"), of Zila, Inc., a Delaware corporation (the "Company"). Of the 1,245,478 shares of the Common Stock, (i) 601,360 shares are issuable upon the exercise of outstanding warrants to purchase shares of Common Stock (the "Warrants") and (ii) 644,118 shares were previously issued in connection with private placements of the Company's Common Stock and are presently outstanding.

     All the securities being offered hereby may be sold from time to time by certain Selling Securityholders. See "SELLING SECURITYHOLDERS." The Company will not receive any of the proceeds from the sale of the Offered Securities by the Selling Securityholders. The Offered Securities may be offered from time to time in one or more transactions in the over-the-counter market, pursuant to Rule 144 under the Securities Act of 1933, or otherwise, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices, or at negotiated prices, and without payment of any underwriting discounts or commissions except for usual and customary selling commissions paid to brokers or dealers. All expenses in connection with the registration of the securities will be borne by the Company. See "RISK FACTORS," "PLAN OF DISTRIBUTION" and "SELLING SECURITYHOLDERS."

     The Common Stock is listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") under the Symbol "ZILA." On June 10, 1996, the average of the closing bid and asked quotations per share of the Common Stock, as provided by market makers in the Common Stock who report through NASDAQ was $8.375 per share.

         SEE "RISK FACTORS" ON PAGE 4 FOR A DISCUSSION OF CERTAIN RISKS
                 RELATED TO AN INVESTMENT IN THE COMMON STOCK.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
    ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.


               The date of this Prospectus is             , 1996.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C., and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement and related exhibits for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company with the Commission are incorporated by reference into this Prospectus: (i) the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1995; (ii) the Company's Quarterly Report on Form 10-Q for the quarterly period ended October 31, 1995;
(iii) the Company's Current Report on Form 8-K dated (date of earliest event reported) February 1, 1996; (iv) the Company's Quarterly Report on Form 10-Q for the quarterly period ended January 31, 1996; (v) the Company's Current Report on Form 8-K dated (date of earliest event reported) April 3, 1996; (vi) the Company's Current Report on Form 8-K dated (date of earliest event reported) June 3, 1996; (vii) the Company's Quarterly Report on Form 10-Q for the quarterly period ended April 30, 1996; and (vii) the description of the Common Stock contained in the Company's Registration of Certain Classes of Securities Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934 on Form 8-A dated March 1, 1989, as amended from time to time.

     All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such reports and documents.

     Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including a beneficial owner, to whom a Prospectus is delivered upon written or oral request of each person, a copy of any document incorporated herein by reference, (not including exhibits to the document that have been incorporated herein by reference unless such exhibits are specifically incorporated by reference in the document which this Prospectus incorporates). Requests should be directed to President, Zila, Inc., 5227 North 7th Street, Phoenix Arizona 85014-2800; telephone (602) 266-6700.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the more detailed information and financial statements appearing elsewhere in and incorporated by reference into this Prospectus. The shares offered hereby are speculative and involve a high degree of risk. See "RISK FACTORS."

                                  THE COMPANY

     The Company's primary emphasis is on the marketing of three over-the-counter, non-prescription products, ZILACTIN(R), ZILACTIN(R)-L (formerly ZILACTOL(R)) and ZILACTIN(R)-B. These products are over-the-counter, non-prescription gels and liquids used topically for symptomatic relief of canker sores (oral mucosal ulcers), cold sores, fever blisters and abrasions. The ZILACTIN(R) treatment composition is covered by patents owned by the Company. ZILACTIN(R), ZILACTIN(R)-L and ZILACTIN(R)-B formulas incorporate these proprietary treatment compositions. First manufactured in 1984, ZILACTIN(R) was introduced in major drug stores in the Phoenix area and is currently carried by major drug stores and retail chains throughout the United States. The Company is also seeking government approval from the Food and Drug Administration (the "FDA") and the countries of the European Union ("EU") to distribute OraTest (previously known as Orascan) , a fourth product, in the United States and Europe. OraTest has been approved for distribution in the United Kingdom, Canada and Australia. OraTest is a diagnostic for oral cancer and site delineation device for biopsy and surgical excision.

     The Company is incorporated in the State of Delaware. The Company's principal executive offices are located at 5227 North Seventh Street, Phoenix, Arizona 85014-2800 and its telephone number is (602) 266-6700.

                                  THE OFFERING

Securities offered..........................    1,245,478 shares of Common Stock
Common Stock outstanding as of April 30,
  1996......................................    25,038,960 shares of Common Stock
NASDAQ Symbol...............................    ZILA

                                  RISK FACTORS

     This offering involves a high degree of risk. Prospective investors should carefully consider, among other factors, the following risks relating to the Company, its business and this offering:

     1. No Assurance of Profitable Operations. For the fiscal years ended July 31, 1995 and 1994, the Company had net losses of $862,920 and $995,205, respectively, compared with net income of $369,949 for the fiscal year ended July 31, 1993. The Company has had profitable operations in only one of its last three fiscal years. There can be no assurance that the Company will, in the future, return to profitability or that the Company's plan for expanded operations will be successful.

     2. Litigation. On April 13, 1994, the Company filed a complaint in the United States District Court for the District of Arizona against the Colgate-Palmolive Company ("Colgate") (CIV No. 94-0756 PHX-CAM) alleging that Colgate's manufacture and distribution of Orabase Gel infringes on certain Zila-owned patents. The complaint also requests an award of damages in an appropriate amount. On May 27, 1994, Colgate filed its answer denying infringement and asserting that the patent is invalid and unenforceable. The Company has received an opinion of Drummond & Duckworth, its patent counsel, that the patent is valid and enforceable and that Colgate is infringing. The Company intends to vigorously prosecute its claims. If the Company is unsuccessful and a determination is made that the patent is invalid and unenforceable, such a determination could have a material adverse affect on the Company.

     3. Competition; Research and Development. The pharmaceutical industry is highly competitive. A number of companies, many of which have greater financial resources, marketing capabilities and research and development capacity than the Company, are actively engaged in the development of products similar to those products produced and marketed by the Company. The Company relies on outside sources for its on-going research and development needs in much the same manner as the Company relies on outside sources for manufacturing. The pharmaceutical industry is characterized by extensive and on-going research efforts. Other companies may succeed in developing products superior to those marketed by the Company. Such companies may even succeed in developing a cure for herpes simplex virus, which would substantially reduce the potential market for symptomatic treatments such as ZILACTIN(R).

     4. Government Regulation. The approval and sale of pharmaceutical products is heavily regulated by the Food and Drug Administration (the "FDA") and other federal and state regulatory agencies. Such regulation encompasses pricing, safety and efficacy, testing, advertising and promotion, labeling of pharmaceutical products and other matters. Compliance with such regulations is both costly and time consuming. In order to be legally marketed over-the-counter ("OTC"), a product must either be the subject of a New Drug Application ("NDA") approved by the FDA, be the subject of an applicable FDA monograph designating the product generally recognized as safe and effective or, if no FDA monograph exists, the FDA may designate a product as "grandfathered" (i.e. the sale of such product is permissible because of the safe use of such product or similar products prior to December 5, 1975). ZILACTIN(R) and its family of products have been "grandfathered" and a letter has been received by the Company from the FDA confirming that status. ZILACTIN(R) is currently being marketed for the symptomatic relief of canker sores (oral mucosal ulcers or lesions), cold sores, and fever blisters. ZILACTIN(R)-L (for the treatment of fever blisters and cold sores before they erupt) is also marketed as a "grandfathered" product. Neither of these products may be marketed as a treatment for genital herpes or herpes zoster (commonly known as "shingles") without an effective new drug application. Depending principally on the time and expense involved, NDAs seeking approval for marketing ZILACTIN(R) and/or ZILACTIN(R)-L as topical applications for the treatment of shingles and genital herpes may be filed by the Company. There can be no assurance that any NDA will be filed with/or approved by the FDA. Any challenge by the FDA of the Company's sale of or claims for ZILACTIN(R) would materially adversely affect the business and prospects of the Company. The Company is also seeking FDA and EU approval of OraTest, an oral cancer diagnostic. There can be no assurance that FDA or EU approval of OraTest will be obtained.

     5. Dependence on Key Personnel. The operations of the Company depend to a great extent on the technical expertise and management efforts of Mr. Joseph Hines, President of the Company, Mr. Clarence Baudhuin, Executive Vice President of the Company, Mr. Edwin Pomerantz, Vice President of Regulatory and Technical Affairs, and Ms. Janice Backus, Vice President and Corporate Secretary. The loss of

Messrs. Hines, Baudhuin or Pomerantz or Ms. Backus could materially adversely affect the Company's business. The Company maintains key person life insurance coverage on Messrs. Hines, Baudhuin and Pomerantz.

     6. Patents and Trademarks. The Company holds three United States patents and one Canadian patent which cover the ZILACTIN(R) treatment composition, certain extended applications of the basic treatment composition formula and the film-forming properties of the product. The ZILACTIN(R) formula was granted a United States patent on August 25, 1981, a United States patent covering extended applications of the basic ZILACTIN formula was granted on April 26, 1983, and a United States patent covering the film forming properties of the ZILACTIN formula containing an added medical ingredient was issued on January 14, 1992. Such patents were granted for a period of seventeen years from the grant dates. The Canadian patent, which covers the composition and extended applications was granted on December 3, 1985 and expires December 3, 2002. In 1992, the Company acquired an exclusive license to the rights of the Department of Commerce's patent regarding a certain method of substantially eliminating false positive tests for the detection of oral cancer. The patent underlying this license expires March 23, 1999. In 1994, the Company acquired the rights to a second patent which describes a stable form of the liquid used in oral cancer tests. This patent is scheduled to expire on December 31, 2011; however, the expiration date of this patent, as well as the Department of Commerce patent, will be delayed due to certain ongoing studies being conducted by the Company. The respective expiration dates will be delayed for a period equal to the length of the studies. No assurance can be given that the validity of any patents issued to or held by the Company would be confirmed in a court test or that the scope of these patents is adequate to effectively limit competition against the Company.

     The Company has also registered the trademark ZILACTIN(R) with the United States Patent and Trademark Office effective July 9, 1985 and has also registered the trademarks "ZILA", ZILACTIN(R)-B, ZilaDent and ZILACTIN(R)-L in the United States. ZILA(R) and ZILACTIN(R) are also registered in Canada. If the Company is unable to adequately protect its mark or marks against use of similar marks or names, the Company's business could be materially adversely affected.

     7. Possible Claims Relating to Products. The Company could be exposed to possible claims for personal injury resulting from allegedly defective products manufactured by third parties with which it has entered into manufacturing agreements. The Company maintains product liability insurance coverage for claims arising from the use of all its products. However, there can be no assurance that the Company will not be subject to product liability claims in excess of its insurance coverage. Any significant product liability claims not within the scope of the Company's insurance coverage could have a material adverse effect on the Company.

     8. No Cash Dividends. Although the Company is not restricted in its ability to pay cash dividends, the Company has never paid cash dividends on its Common Stock and does not contemplate paying cash dividends in the foreseeable future.

     9. Charter and Bylaw Provisions. The Company's Certificate of Incorporation, as amended, and Bylaws contain provisions that limit or eliminate director liability for certain actions. These provisions could, in some instances, prevent redress by stockholders for certain actions taken by the Company's directors.

     10. Warrants and Options. At April 30, 1996, 2,407,803 shares of Common Stock are issuable upon the exercise of outstanding options and warrants to purchase shares of Common Stock, including warrants to purchase 601,630 shares covered by this Prospectus. For the life of such options and warrants, the option and warrant holders will have the opportunity to profit from a rise in the price of the Common Stock, with a resulting dilution in the interest of other holders of the Common Stock. The existence of such options and warrants may adversely affect the terms on which the Company can obtain additional financing. Further, the warrant and option holders can be expected to exercise their warrants and options at a time when the Company would, in all likelihood, be able to obtain additional capital by an offering of its unissued Common Stock on terms more favorable to the Company than those provided by such options and warrants.

     11. Shares Eligible for Future Sale. As of April 30, 1996, the Company had 25,038,960 shares of Common Stock outstanding. An additional 2,407,803 shares of Common Stock are issuable upon exercise of outstanding options and warrants to purchase Common Stock, including warrants to purchase 601,360 shares of the Common Stock covered by this prospectus. Such shares, subject to certain limitations, may be available in the future for resale in the open market pursuant to Rule 144 promulgated under the Securities Act, as amended or pursuant to registration of such shares under the Securities Act. The foregoing resales, if any, may have an adverse effect on the market price of the Common Stock.

                                USE OF PROCEEDS

     The net proceeds of this offering will be received directly by each Selling Securityholder. No proceeds will be received by the Company from the sale of the Common Stock offered hereby.

                        DETERMINATION OF OFFERING PRICE

     This Prospectus may be used from time to time by the Selling
Securityholders who offer the Common Stock registered hereby for sale. The offering price of such Common Stock will be determined by the Selling Securityholder and may be based on market prices prevailing at the time of sale, at prices relating to such prevailing market prices, or at negotiated prices.

                            SELLING SECURITYHOLDERS

     The following table provides certain information with respect to the Common Stock beneficially owned by the Selling Securityholders who are entitled to use this Prospectus. The information in the table is as of the date of this Prospectus. Except as described below, no Selling Securityholder has had a material relationship with the Company within the past three years other than as a result of the ownership of Common Stock.

     Upon the completion of the offering and assuming the sale by the Selling Securityholders of all the shares of Common Stock available for sale under this Prospectus, none of the Selling Securityholders shall own more than one percent of the outstanding Common Stock of the Company.

     The Common Stock offered by this Prospectus may be offered from time to time by the Selling Securityholders named below or their nominees:

                                                                                                    SHARES
                                                                                                 BENEFICIALLY
                                                    SHARES                    SHARES AVAILABLE    OWNED AFTER
             NAME AND ADDRESS OF SELLING         BENEFICIALLY                  FOR SALE UNDER    COMPLETION OF
                  SECURITYHOLDER(1)                OWNED(2)     WARRANTS(3)   THIS PROSPECTUS    THE OFFERING
      -----------------------------------------  ------------   -----------   ----------------   -------------
   1. Daleco Capital Corporation(4)............       120,101     120,101           120,101                0
        3333 West Coast Highway
        Fourth Floor
        Newport Beach, CA 92663
   2. Daleco ZILA Partners II, L.P.(4).........        48,248      48,248            48,248                0
        3333 West Coast Highway
        Fourth Floor
        Newport Beach, CA 92663
   3. Aragon Financial Services................           223         223               223                0
        555 Point Drive
        Building 3, Ste. 204
        Brea, CA 92621
   4. Berthel, Fisher & Company................           676         676               676                0
        P.O. Box 74250
        Cedar Rapids, IA 52407-4250
   5. Norm Marland.............................           313         313               313                0
        P.O. Box 339
        Southport, CT 06490
   6. Patricia Means...........................         1,519       1,519             1,519                0
        2716 Beaver Dam Circle
        Pinetop, AZ 85935
   7. Russ Tafoya..............................           134         134               134                0
        21 Shorecliff
        Aliso Viejo, CA 92656
   8. Financial Investment Analysts, Inc.......           357         357               357                0
        900 Washington Avenue
        Carnegie, PA 15106
   9. VSR Financial Services, Inc..............           581         581               581                0
        8012 State Line, Suite 204
        Leawood, KS 66208
  10. World Invest Corporation.................            44          44                44                0
        2730 S.W. Third Avenue,
        Fifth Floor
        Miami, FL 33129
  11. Daleco Securities, Inc.(4)...............         1,746          45                45            1,701
        3333 West Coast Highway,
        Fourth Floor
        Newport Beach, CA 92663
  12. Parker Dale..............................        10,050      10,050            10,050                0
        221 Via Genoa
        Newport Beach, CA 82663

                                                                                                    SHARES
                                                                                                 BENEFICIALLY
                                                    SHARES                    SHARES AVAILABLE    OWNED AFTER
             NAME AND ADDRESS OF SELLING         BENEFICIALLY                  FOR SALE UNDER    COMPLETION OF
                  SECURITYHOLDER(1)                OWNED(2)     WARRANTS(3)   THIS PROSPECTUS    THE OFFERING
      -----------------------------------------  ------------   -----------   ----------------   -------------
  13. Michael G. Dale..........................        10,050      10,050            10,050                0
        26631 Laurel Crest
        Laguna Hills, CA 92653
  14. Dan S. Abbey IRA.........................           700         700               700                0
        First Trust Corp.,
        TTEE #593777-0001
        P.O. Box 173301
        Denver, CO 80217
  15. Anne B. Abbott IRA.......................           560         560               560                0
        First Trust Corp.,
        TTEE #582092-0001
        P.O. Box 173301
        Denver, CO 80217
  16. William Abbott IRA.......................           560         560               560                0
        First Trust Corp.,
        TTEE #582091-0001
        P.O. Box 173301
        Denver, CO 80217
  17. Linda J. Adkins IRA......................         1,850         350               350            1,500
        First Trust Corp.,
        TTEE #608875-0001
        P.O. Box 173301
        Denver, CO 80217
  18. Richard B. Adkins IRA....................           420         420               420                0
        First Trust Corp,
        TTEE #608877-0001
        P.O. Box 173301
        Denver, CO 80217
  19. Mason Ahearn, M.D. IRA...................         1,624       1,624             1,624                0
        First Trust Corp.,
        TTEE #107446-0001 Dtd. 7-28-94
        P.O. Box 173301
        Denver, CO 80217
  20. A. Mason Ahearn..........................         2,380       2,380             2,380                0
        Self-Directing IRA/Claire Orthopedics
        442 North Collins Meadow Drive
        Georgetown, SC 29440
  21. Jon Ahrendsen............................           420         420               420                0
        Becky Ahrendsen
        #0D2-170046
        728 Maple lane
        Clarion, IA 50525
  22. Enide Allison............................         2,100       2,100             2,100                0
        20700 Saratoga Hills Road
        Saratoga, CA 95070
  23. Clarence M. Anderson, Jr.................         2,100       2,100             2,100                0
        RR 1, Box 27
        Hastings, NE 68901
  24. Fred H. Appleton & Carol.................         2,720       1,120             1,120            1,600
        5709 Tonyawatha Trail
        Madison, WI 53716
  25. Hermann Attinger.........................        16,211       4,900             4,900           11,311
    f    Nancy B. Attinger
        700 Benvenue Avenue
        Los Altos, CA 94024

                                                                                                    SHARES
                                                                                                 BENEFICIALLY
                                                    SHARES                    SHARES AVAILABLE    OWNED AFTER
             NAME AND ADDRESS OF SELLING         BENEFICIALLY                  FOR SALE UNDER    COMPLETION OF
                  SECURITYHOLDER(1)                OWNED(2)     WARRANTS(3)   THIS PROSPECTUS    THE OFFERING
      -----------------------------------------  ------------   -----------   ----------------   -------------
  26. John Attinger............................         1,120       1,120             1,120                0
      1297 First Avenue, #4N
        New York, NY 10021
  27. Catherine E. Bahr........................           700         700               700                0
      3660 Grand #230
        Des Moines, IA 50312
  28. Jack E. Balkenhol........................         2,800       1,400             1,400            1,400
      Lorene V. Balkenhol
        6526 -- 20th Avenue NW
        Seattle, WA 98117
  29. Mary Ann Balkenhol #1988-01..............         1,400       1,400             1,400                0
      Republic Bank CFBO
        c/o Qualified Pensions, Inc.
        300 West Glenoaks #302
        Glendale, CA 91202
  30. Wayne J. Balkenhol #1988-00..............         1,400       1,400             1,400                0
      Republic Bank CFBO
        Qualified Pensions, Inc.
        300 West Glenoaks #302
        Glendale, CA 91202
  31. Leon O. Banks, M.D.......................         8,841       1,120             1,120            7,721
      3655 Homeway Drive
        Los Angeles, CA 90008
  32. Orton S. Barnes..........................         2,100       2,100             2,100                0
      Patricia N. Barnes
        6010 North Mardelle Circle
        Tucson, AZ 85704
  33. Donald L. Barrigar IRA...................         1,400       1,400             1,400                0
      Mernat & Co., Custodian
        Attn: Rick Cooper Evans
        222 -- 2nd Avenue SE
        Cedar Rapids, IA 52401
  34. Herman Dean Bates IRA....................         7,476       1,820             1,820            5,656
      First Trust Corp., TTEE
        #600165-0001
        P.O. Box 173301
        Denver, CO 80217
  35. Bothel Family Trust Dtd. 7-25-89.........         2,100       2,100             2,100                0
      Douglas R. Bothel & Rebecca
        S. Bothel, Co-Trustees
        4621 Edenvale Avenue
        La Mesa, CA 91941
  36. Margaret L. Bradley, TR as...............         2,100       2,100             2,100                0
      Trustee for Margaret L.
        Bradley Trust U/A 1-23-89
        6726 Oakridge Road
        San Diego, CA 92120
  37. Ira Brandell.............................        16,561       2,800             2,800           13,761
      4111 Higura Road
        San Jose, CA 95148
  38. Ira Brandell IRA.........................         4,760       4,760             4,760                0
      First Trust Corp, TTEE
        #603392-0001
        P.O. Box 173301
        Denver, CO 80217

                                                                                                    SHARES
                                                                                                 BENEFICIALLY
                                                    SHARES                    SHARES AVAILABLE    OWNED AFTER
             NAME AND ADDRESS OF SELLING         BENEFICIALLY                  FOR SALE UNDER    COMPLETION OF
                  SECURITYHOLDER(1)                OWNED(2)     WARRANTS(3)   THIS PROSPECTUS    THE OFFERING
      -----------------------------------------  ------------   -----------   ----------------   -------------
  39. Sandra Britt.............................         2,100       2,100             2,100                0
      One Park Lane
        Mount Vernon, NY 10552
  40. Sophia Broekhuis.........................         8,368       2,100             2,100            6,268
      217 Arbolado Drive
        La Selva Beach, CA 95076
  41. Charles L. Bukowski......................         2,800       1,400             1,400            1,400
      Grace E. Bukowski
        1919 West Jalisco Place
        Tucson, Arizona 85745
  42. Michael E. Burke.........................         2,800       2,800             2,800                0
      Deanna L. Burke
        1227 Magnolia Avenue
        San Jose, CA 95126
  43. James R. Burrus..........................         2,100       2,100             2,100                0
      Norma L. Burrusa
        4261 McKinnon Drive
        San Jose, CA 95130
  44. First National Bank Onaga,...............         2,100       2,100             2,100                0
      CUST
        FBO James R. Burrus
        Acct #4100557100
        301 Leonard Street
        Onaga, KS 66521
  45. David H. Buss, M.D.......................         2,100       2,100             2,100                0
      Karen M. Buss
        237 Grandview Drive
        Winston-Salem, NC 27104
  46. Donald W. Carothers IRA..................         5,180       5,180             5,180                0
      First Trust Corp., TTEE
        P.O. Box 173301
        Denver, CO 80217
  47. Vincent J. Cavalea.......................        20,400       2,800             2,800           17,600
      54 Boulder Brook Road
        Wilton, CT 06897
  48. Joseph E. Clay...........................           420         420               420                0
      4144 -- 15th Street
        Des Moines, IA 50313
  49. Joseph E. Clay &.........................           700         700               700                0
      Jenny Clay Trust
        Joseph E. Clay, Trustee
        4144 -- 15th Street
        Des Moines, IA 50313
  50. Gary Clure...............................           700         700               700                0
      22562 Montova
        Laguna Hills, CA 92653
  51. Gary Clure IRA...........................           980         980               980                0
      First Trust Corp, TTEE
        P.O. Box 173301
        Denver, CO 80217
  52. Ralph Eugene Clure IRA...................           770         770               770                0
      First Trust Corp., TTEE
        #101903-0001 Dtd. 4-20-94
        P.O. Box 173301
        Denver, CO 80217

                                                                                                    SHARES
                                                                                                 BENEFICIALLY
                                                    SHARES                    SHARES AVAILABLE    OWNED AFTER
             NAME AND ADDRESS OF SELLING         BENEFICIALLY                  FOR SALE UNDER    COMPLETION OF
                  SECURITYHOLDER(1)                OWNED(2)     WARRANTS(3)   THIS PROSPECTUS    THE OFFERING
      -----------------------------------------  ------------   -----------   ----------------   -------------
  53. Ralph E. Clure IRA.......................         7,000       7,000             7,000                0
      Lincoln Trust Company, Cust.
        #6077439
        P.O. Box 5831, T.A.
        Denver, CO 80217
  54. Ari Cohn.................................           420         420               420                0
      First Trust Corp., TTEE
        #102767-0001 Dtd. 4-19-94
        P.O. Box 173301
        Denver, CO 80217
  55. Lyle W. & Patricia S. Crouse.............         2,100       2,100             2,100                0
      TTEE's of the Crouse 1983
        Family Trust
        399 South Pin High Drive
        Pueblo, West, CO 81007
  56. William F. Deitsch, Jr. and..............         1,400       1,400             1,400                0
      Darlene M. Deitsch, Trustees for
        the Deitsch Family Trust
        22 Hornet Court
        Danville, CA 94526
  57. David M. Dirks...........................           700         700               700                0
      #0D2-169285
        2311 NW 84th Avenue
        Ankeny, IA 50021
  58. William M. Dolan Money...................         4,900       4,900             4,900                0
      Purchase
        Pension Plan, William M. Dolan and
        Virginia C. Dolan, TTEE's
        771 Woodstock Lane
        Los Altos, CA 94022
  59. Edwin Downs..............................         2,400       1,400             1,400            1,000
        Box 207
        St. Charles, IA 50240
  60. Clifford L. Drake, Trustee...............         1,400       1,400             1,400
      C. Drake & Associates Profit Sharing Plan
        12434 Woodbridge Drive
        Garden Grove, CA 92643
  61. Martha Easter-Wells......................         3,500       3,500             3,500                0
      2630 Iowa Street
        Davenport, IA 52803
  62. Michael K. Engle.........................         2,800       2,800             2,800                0
      Cheryl D. Engle
        1465 Sowego Road
        Catlett, VA 22019
  63. Donald R. Fabean.........................         2,100       2,100             2,100                0
      Noreen A. Fabean
        5269 Dunleigh Drive
        Burke, VA 22015
  64. William Fabean IRA #19129................         3,150       2,800             2,800              350
      Sterling Trust Co., TTEE
        P.O. Box 2526
        Waco, TX 76702

                                                                                                    SHARES
                                                                                                 BENEFICIALLY
                                                    SHARES                    SHARES AVAILABLE    OWNED AFTER
             NAME AND ADDRESS OF SELLING         BENEFICIALLY                  FOR SALE UNDER    COMPLETION OF
                  SECURITYHOLDER(1)                OWNED(2)     WARRANTS(3)   THIS PROSPECTUS    THE OFFERING
      -----------------------------------------  ------------   -----------   ----------------   -------------
  65. Harold W. Ferguson.......................        10,600       2,100             2,100            8,500
      Barbara S. Ferguson
        6939 Plantation Road North
        Roanoke, VA 24019
  66. Margot S. Forrest IRA....................         1,400       1,400             1,400                0
      First Trust Corp., TTEE
        Acct #608914-0001
        P.O. Box 173301
        Denver, CO 80217
  67. Dale G. & Florence Foster,...............         2,400       1,400             1,400            1,000
      TTEE for the Dale & Florence Foster Trust
        dtd. 5-30-79
        1223 South Gaymont Street
        Anaheim, CA 92804
  68. The Freeman Family Trust.................         2,100       2,100             2,100                0
      Peter & Edna Freeman, Trustees
        418 Loma Vista Street
        El Segundo, CA 90245
  69. Tony S. Gentle...........................        14,000      14,000            14,000                0
      Mary Angela Gentle
        1616 Cottrell
        Iowa Falls, IA 50126
  70. Kenneth A. George........................         2,100       2,100             2,100                0
      204 Josselyn Lane
        Woodside, CA 94062
  71. Mario J. Geraci..........................        44,323       4,200             4,200           40,123
      Doris A. Geraci
        1995 Stafford Street
        Santa Clara, CA 95050
  72. David Gott...............................            31          31                31                0
      408 Q Street, Box 168
        South Amana, IA 52334
  73. Greenfield Equipment Co..................         1,400       1,400             1,400                0
      Dennis Davis, President
        2093 State Hwy 92
        Greenfield, IA 50849
  74. Sterling Trust Company...................         2,800       2,800             2,800                0
      FBO Erick G. Greenberg, DRA #13309
        P.O. Box 2526
        Waco, TX 76702
  75. Kurt L. Gressman IRA.....................         1,400       1,400             1,400                0
      First Trust Corp., TTEE
        IRA #612649-0001
        P.O. Box 173301
        Denver, CO 80217
  76. Arthur C. Gully..........................        10,322         560               560            9,762
      Ellen P. Gully
        4119 Suffolk Way
        Pleasanton, CA 94566
  77. Marilyn L. Hahne.........................        19,561         980               980           18,581
      5313 Silver Point Way
        San Jose, CA 95138

                                                                                                    SHARES
                                                                                                 BENEFICIALLY
                                                    SHARES                    SHARES AVAILABLE    OWNED AFTER
             NAME AND ADDRESS OF SELLING         BENEFICIALLY                  FOR SALE UNDER    COMPLETION OF
                  SECURITYHOLDER(1)                OWNED(2)     WARRANTS(3)   THIS PROSPECTUS    THE OFFERING
      -----------------------------------------  ------------   -----------   ----------------   -------------
  78. Lincoln Trust Co., CUST..................         1,745       1,120             1,120              625
      FBO Scott Havens
        IRA #60380692
        P.O. Box 5831
        Denver, CO 80217
  79. Scott Havens.............................         1,325         700               700              625
      675 Beardsley Road
        Norwalk, IA 50211
  80. Lincoln Trust Co., CUST..................           700         700               700                0
      FBO Theresa K. Havens
        IRA #60380683
        P.O. Box 5831
        Denver, CO 80217
  81. Bertram W. Hoare.........................         2,100       2,100             2,100                0
      Marian E. Hoare
        510 South Palouse
        Walla Walla, WA 99362
  82. First National Bank of Onaga,............         2,100       2,100             2,100                0
      Cust.
        FBO Kenneth D. Hopkins
        IRA #4100179800
        301 Leonard Street
        Onaga, KS 66521
  83. Stephen T. Horlander.....................         2,100       2,100             2,100                0
      Margaret E. Horlander
        1952 Birch Bluff Drive
        Okemos, MI 48864
  84. Quads Trust Co., Cust....................         2,100       2,100             2,100                0
      FBO Charles W. Hoyt
        048-28-7252-1002
        P.O. Box 4310
        Frederick, MD 21705
  85. Dennis D. Huedepohl......................           980         980               980                0
      Connie K. Huedepohl
        RR 2, Box 32
        Williamsburg, IA 52361
  86. John W. Humphries, Jr....................         2,100       2,100             2,100                0
      Tina K. Humphries, Jr.
        2124 Dressler Drive,
        INTERVALE
        Covington, VA 24426
  87. James K. Ide IRA.........................           840         840               840                0
      First Trust Corp., TTEE
        #603608-0001 Dtd. 10-21-92
        P.O. Box 173301
        Denver, CO 80217
  88. James K. Ide.............................           700         700               700                0
      6322 Grand Bahama Circle
        Tampa, FL 33615
  89. George H. Iseri..........................         1,400       1,400             1,400                0
      Stella E. Iseri
        644 Forbes Avenue
        Montebello, CA 90640
  90. Sarah A. James...........................         1,400       1,400             1,400                0
      673 Georgetown Court
        Sunnyvale, CA 94087

                                                                                                    SHARES
                                                                                                 BENEFICIALLY
                                                    SHARES                    SHARES AVAILABLE    OWNED AFTER
             NAME AND ADDRESS OF SELLING         BENEFICIALLY                  FOR SALE UNDER    COMPLETION OF
                  SECURITYHOLDER(1)                OWNED(2)     WARRANTS(3)   THIS PROSPECTUS    THE OFFERING
      -----------------------------------------  ------------   -----------   ----------------   -------------
  91. Sarah A. James IRA.......................        13,600       7,000             7,000            6,600
      First Trust Corp., TTEE
        #535600-0001
        P.O. Box 173301
        Denver, CO 80217
  92. John G. Sellers, TTEE....................           700         700               700                0
      JGS FAM TRST #3QV234084
        Pershing Sec., Attn: Mary Neal
        1 Pershing Plaza, 6th Floor
        Jersey City, NY 07399
  93. Carol M. Jinkins.........................           560         560               560                0
      202 Madison
        San Antonio, TX 78204
  94. William Ben Johnson......................         2,400       1,400             1,400            1,000
      Nancy Johnson
        2901 Jordan Grove
        West Des Moines, IA 50265
  95. Carl N. Johnson, III.....................           119         119               119                0
      6723 Brookview Drive
        Urbandale, IA 50322
  96. Carolee M. Johnson.......................         3,150       3,150             3,150                0
      35 Asmara Way
        Easton, CT 06612
  97. Gareth R.P. Johnson as Trustee...........         2,100       2,100             2,100                0
      of Gareth R.P. Johnson Trust Dtd.
        9-11-93
        P.O. Box 1233
        Independence, MO 64051
  98. Ross W. Johnson..........................         2,100       2,100             2,100                0
      The Johnson Partnership
        128 Route 28
        Kingston, NY 12401
  99. Annette Jones, M.D. &....................           700         700               700                0
      James E. Thompson
        6520 Hirabayashi Drive
        San Jose, CA 95120
 100. Janet Jones IRA..........................         3,430       3,430             3,430                0
      First Trust Corp., TTEE
        #573662-0001
        P.O. Box 173301
        Denver, CO 80217
 101. Tomiko Kagoshima.........................         2,100       2,100             2,100                0
      18629 Martha Avenue
        Saratoga, CA 950070
 102. Virginia Kelehan.........................         2,400       1,400             1,400            1,000
      317 -- 43rd Street
        Des Moines, IA 50312
 103. Richard L. Kelly.........................           560         560               560                0
      Barbara J. Kelly
        594 West Helton
        Marengo, IA 52301
 104. David A. Kinser IRA......................         2,240       2,240             2,240                0
      First Trust Corp., TTEE
        #609491-0001
        P.O. Box 173301
        Denver, CO 80217

                                                                                                    SHARES
                                                                                                 BENEFICIALLY
                                                    SHARES                    SHARES AVAILABLE    OWNED AFTER
             NAME AND ADDRESS OF SELLING         BENEFICIALLY                  FOR SALE UNDER    COMPLETION OF
                  SECURITYHOLDER(1)                OWNED(2)     WARRANTS(3)   THIS PROSPECTUS    THE OFFERING
      -----------------------------------------  ------------   -----------   ----------------   -------------
 105. Norma P. Kinser IRA......................         2,100       2,100             2,100                0
      First Trust Corp., TTEE
        #609489-0001
        P.O. Box 173301
        Denver, CO 80217
 106. William M. Kinsey........................         4,900       4,900             4,900                0
      Bobbie C. Kinsey
        913 Catawba Drive
        Salem, VA 24153
 107. Daniel J. Klemmedson.....................         1,400       1,400             1,400                0
      Maria Adaline Klemmedson
        4501 North Paseo Imuris
        Tucson, Arizona 85750
 108. Casimir S. Klimowski.....................        17,027       4,200             4,200           12,827
      Darlene Klimowski
        737 Elm Drive
        Petaluma, CA 94952
 109. Suzanne Keohler IRA #17766...............         2,100       2,100             2,100                0
      Sterling Trust Company, TTEE
        P.O. Box 2526
        Waco, Texas 76702
 110. William Kirke............................           676         676               676                0
      5419 Welker
        Des Moines, IA 50312
 111. Deborah L. Kopcho........................           700         700               700                0
      5865 Cactus Way
        La Jolla, CA 92037
 112. Gloria T. Kubota.........................         4,320       1,820             1,820            2,500
      18781 Allendale Avenue
        Saratoga, CA 95070
 113. Grace M. Kubota Ybarra...................         9,638       2,310             2,310            7,328
      Profit Sharing Plan
        4007 Cranford Circle
        San Jose, CA 95124
 114. Cole Taylor Bank, Cust. FBO..............         1,120       1,120             1,120                0
      Marilyn G. Kunz IRA #8133
        850 West Jackson Boulevard
        Chicago, IL 60607
 115. Roger E. Laman...........................        12,011         700               700           11,311
      315 Cardeno Circle
        Litchfield Park, AZ 85340
 116. Wade Leech...............................         1,410       1,400             1,400               10
      Leslie Leech
        215 West Phillip Street
        Covington, VA 24426
 117. L.O. LeVan...............................         6,451         700               700            5,751
      Betty V. LeVan
        4721 Calle De Tosca
        San Jose, CA 95118
 118. Shirley M. Lindstrom IRA.................         2,030       1,330             1,330              700
      First Trust Corp., TTEE
        #100389-0001 Dtd. 4-8-94
        P.O. Box 173301
        Denver, CO 80217

                                                                                                    SHARES
                                                                                                 BENEFICIALLY
                                                    SHARES                    SHARES AVAILABLE    OWNED AFTER
             NAME AND ADDRESS OF SELLING         BENEFICIALLY                  FOR SALE UNDER    COMPLETION OF
                  SECURITYHOLDER(1)                OWNED(2)     WARRANTS(3)   THIS PROSPECTUS    THE OFFERING
      -----------------------------------------  ------------   -----------   ----------------   -------------
 119. Reatha M. Linkenhoker....................         1,400       1,400             1,400                0
      William D. Linkenhoker
        3590 Hartland Road SW
        Roanoke, VA 24015
 120. Glenn W. Lipp............................           705         700               700                5
      Mildred B. Lipp
        RR #1, Box 26
        Gerlaw, FL 61435
 121. Shelly E. Liss IRA.......................         7,000       7,000             7,000                0
      First Trust Corp., TTEE
        #619222-0001 Dtd. 3-8-94
        P.O. Box 173301
        Denver, CO 80217
 122. Joel D. Lofton...........................           840         840               840                0
      Barbara A. Lofton
        P.O. Box 144
        Thayer, MO 65791
 123. Loren Const. Corp. Money Purchase........         7,136       2,100             2,100            5,036
      Pension Plan, Kendall & Cecyle
        A. Walker
        Co-TTEE's, U/A 1-1-86
        P.O. Box 2718
        Carefree, AZ 85377
 124. Carleton J. Luehrs IRA...................         1,960       1,960             1,960                0
      First Trust Corp., TTEE
        #100382-0001 Dtd. 4-8-94
        P.O. Box 173301
        Denver, CO 80217
 125. Mary E. Luehrs IRA.......................           560         560               560                0
      First Trust Corp., TTEE
        #100388-0001 Dtd. 4-8-94
        P.O. Box 173301
        Denver, CO 80217
 126. Ulf Bertil Lundh IRA.....................        14,100       5,600             5,600            8,500
      First Trust Corp., TTEE
        #585109-0001 Dtd. 10-31-91
        P.O. Box 173301
        Denver, CO 80217
 127. Shirley Maher, Trustee of................         4,800       3,500             3,500            1,300
      the Maher Family Trust
        Route 9, Box 73-SM
        Santa Fe, NM 87505
 128. Vijay Marathe............................         2,100       2,100             2,100                0
      20015 Puente Court
        Saratoga, CA 95070
 129. Republic Bank CFBO John Martin...........           700         700               700                0
      IRA #001-2671-00 c/o Qualified Pensions,
        Inc.
        300 West Glenoaks Boulevard, Suite 302
        Glendale, CA 91202
 130. Kreg A. Martin...........................         3,300       2,100             2,100            1,200
      19161 Cozette Lane
        Cupertino, CA 95014

                                                                                                    SHARES
                                                                                                 BENEFICIALLY
                                                    SHARES                    SHARES AVAILABLE    OWNED AFTER
             NAME AND ADDRESS OF SELLING         BENEFICIALLY                  FOR SALE UNDER    COMPLETION OF
                  SECURITYHOLDER(1)                OWNED(2)     WARRANTS(3)   THIS PROSPECTUS    THE OFFERING
      -----------------------------------------  ------------   -----------   ----------------   -------------
 131. First National Bank Onaga................         2,100       2,100             2,100                0
      CUST FBO James G. Mathios
        IRA #4100557400
        301 Leanard Street
        Onaga, KS 66521
 132. Joseph M. Mattheis.......................         1,400       1,400             1,400                0
      Amy W. Mattheis
        5909 Bayberry Lane
        Raleigh, NC 27612
 133. Joseph F. Mazzone........................         2,100       2,100             2,100                0
      Ida Mazzone
        17 Coley Road
        Wilton, CT 06897
 134. The Victor C. McKenzie, Sr...............           700         700               700                0
      Rachelle McKenzie Revocable Trust
        Victor/Rachelle McKenzie, TTEE
        36396 Barnard Street
        Newark, CA 94560
 135. First National Bank of Onaga.............         2,100       2,100             2,100                0
      Cust. FBO Ron Meyer IRA
        #41003539
        301 Leonard Street
        Onaga, KS 66521
 136. Jane K. Milloff..........................        28,221       2,660             2,660           25,561
      802 Kingfisher Terrace
        Sunnyvale, CA 94087
 137. Nancy J. Millhoff........................           280         280               280                0
      802 Kingfisher Terrace
        Sunnyvale, CA 94087
 138. John A. and Virginia H. Mitchem..........         9,178       1,260             1,260            7,918
      as Co-Trustees of the Mitchem Family
        Trust
        Dated 6-4-86
        3876 Sophist Drive
        San Jose, CA 85231
 139. Timothy S. Momany........................           700         700               700                0
      Elizabeth T. Momany
        603 -- 38th
        P.O. Box 40 Amana, IA 52203
 140. Dale E. Montgomery.......................         5,338       2,800             2,800            2,538
      Pamela A. Guido Montgomery
        1861 Forest View
        Prescott, AZ 86301
 141. Montgomery Insurance.....................       139,000      56,000            56,000           83,000
      Services, Inc.
        4316 Grand #11
        Des Moines, IA 50312
 142. The Myers Trust..........................         1,260       1,260             1,260                0
      Christine K. Myers TTEE Dated
        7-8-92
        2330 Arabian Court
        Morgan Hill, CA 95037
 143. Mark B. Nevejans.........................         3,500       3,500             3,500                0
      Lucia I. Nevejans
        2193 Windemere Court
        Morgan Hill, CA 95037

                                                                                                    SHARES
                                                                                                 BENEFICIALLY
                                                    SHARES                    SHARES AVAILABLE    OWNED AFTER
             NAME AND ADDRESS OF SELLING         BENEFICIALLY                  FOR SALE UNDER    COMPLETION OF
                  SECURITYHOLDER(1)                OWNED(2)     WARRANTS(3)   THIS PROSPECTUS    THE OFFERING
      -----------------------------------------  ------------   -----------   ----------------   -------------
 144. William E. Newbauer, Jr..................         2,100       2,100             2,100                0
      20 Putney Chapel Way
        Stratford, CT 06497
 145. William E. Newbauer, Jr. TTEE............         2,100       2,100             2,100                0
      Newbauer Family Trust
        20 Putney Chapel Way
        Stratford, CT 06497
 146. Anita J. Peck IRA........................         1,540       1,540             1,540                0
      First Trust Corp., TTEE
        #109885-0001 Dtd. 9-16-94
        P.O. Box 173301
        Denver, CO 80217
 147. Eugene T. Peck IRA.......................           630         630               630                0
      First Trust Corp., TTEE
        #109884-0001 Dtd. 9-16-94
        P.O. Box 173301
        Denver, CO 80217
 148. Leonard P. Piazzon.......................        19,511         700               700           18,811
      Anne L. Piazzon
        6161 Silberman Drive
        San Jose, CA 95120
 149. Floris O. Pittman IRA #15017.............         1,400       1,400             1,400                0
      Sterling Trust Co., Trustee
        P.O. Box 2526
        Waco, TX 76702
 150. Susan A. Platt...........................         3,948       1,120             1,120            2,828
      830 West 38th
        Eugene, OR 97405
 151. Michael R. Pope IRA Dtd. 6-6-94..........           420         420               420                0
      West Bank, Custodian
        1601 -- 22nd Street
        West Des Moines, IA 50266
 152. Mary Lou M. Porter.......................         5,820       1,820             1,820            4,000
      14225 Lora Drive #39
        Los Gatos, CA 95030
 153. W.E. Prall IRA Dtd. 10-17-94.............           280         280               280                0
      West Bank, Custodian
        1601 -- 22nd Street
        West Des Moines, IA 50266
 154. David S. Price...........................         1,400       1,400             1,400                0
      Gail L. Price
        4123 Eagle Circle
        Roanoke, VA 24018
 155. Taft Randall.............................         6,340       4,340             4,340            2,000
      Alma I. Randall
        Route 6, Box 1150
        Bassett, VA 24055
 156. John A. Reno.............................           700         700               700                0
      309 Court, Suite 510
        Des Moines, IA 50309
 157. John M. Renshaw..........................         2,100       2,100             2,100                0
      Dorothy M. Renshaw
        2506 Bona Road Chalfonte
        Wilmington, DE 19810

                                                                                                    SHARES
                                                                                                 BENEFICIALLY
                                                    SHARES                    SHARES AVAILABLE    OWNED AFTER
             NAME AND ADDRESS OF SELLING         BENEFICIALLY                  FOR SALE UNDER    COMPLETION OF
                  SECURITYHOLDER(1)                OWNED(2)     WARRANTS(3)   THIS PROSPECTUS    THE OFFERING
      -----------------------------------------  ------------   -----------   ----------------   -------------
 158. Nicolasa L. Reyes, TTE REYES.............           280         280               280                0
      1993 Living Trust/10-22-93
        1608 Foxworthy Avenue
        San Jose, CA 95118
 159. The Reynolds Trust Dtd. 8-1-93...........           700         700               700                0
      Kenneth & Rose Reynolds,
        TTEEs
        608 -- 275 Avenue
        Little York, IL 61453
 160. Bonnie L. Ricci..........................         2,100       2,100             2,100                0
      3781 Crete Street
        San Diego, CA 92117
 161. Peter N. Richter.........................        13,557       2,100             2,100           11,457
      26 Ledgebrook Drive
        Norwalk, CT 06854
 162. William J. Riley.........................         4,200       4,200             4,200                0
      Shirley H. Riley
        100 Waller Avenue
        Covington, VA 24426
 163. Richard H. Robinson IRA..................         1,080         280               280              800
      #619175-0001 Dtd. 3-7-94
        First Trust Corp., TTEE
        P.O. Box 173301
        Denver, CO 80217
 164. Gary Rumack IRA..........................           700         700               700                0
      First Trust Corp., TTEE
        #604729-0001
        P.O. Box 173301
        Denver, CO 80217
 165. Lindamira M. Rumack IRA..................           700         700               700                0
      First Trust Corp., TTEE
        #604730-0001
        P.O. Box 173301
        Denver, CO 80217
 166. Steve S. Ryan............................         1,120       1,120             1,120                0
      Account #85942308
        15 Dudley Avenue #3
        Venice, CA 90291
 167. Steve Staszak Ryan IRA...................           210         210               210                0
      First Trust Corp., TTEE
        P.O. Box 173301
        Denver, CO 80217
 168. Carlton Saunders.........................         2,100       2,100             2,100                0
      108 Dover Street
        Los Gatos, CA 95032
 169. Suzanne Scaramella IRA...................           280         280               280                0
      First Trust Corp., TTEE
        P.O,. Box 173301
        Denver, CO 80217
 170. Robert J. Schauer IRA....................         2,800       2,800             2,800                0
      #619011-0001 Dtd. 3-2-94
        First Trust Corp., TTEE
        P.O. Box 173301
        Denver, CO 80217

                                                                                                    SHARES
                                                                                                 BENEFICIALLY
                                                    SHARES                    SHARES AVAILABLE    OWNED AFTER
             NAME AND ADDRESS OF SELLING         BENEFICIALLY                  FOR SALE UNDER    COMPLETION OF
                  SECURITYHOLDER(1)                OWNED(2)     WARRANTS(3)   THIS PROSPECTUS    THE OFFERING
      -----------------------------------------  ------------   -----------   ----------------   -------------
 171. Richard Schaefer.........................           700         700               700                0
      RR 1, Box 137
        Williamsburg, IA 52361
 172. Cole Taylor Bank, Cust. FBO..............         1,260       1,260             1,260                0
      Catherine J. Schell IRA #8132
        850 West Jackson Boulevard
        Chicago, IL 60607
 173. Lincoln Trust Co. CUST FBO...............         1,200         700               700              500
      Kayleen A. Scholl
        #60381986
        P.O. Box 5831
        Denver, CO 80217
 174. William C. Scholl........................         1,900       1,400             1,400              500
      Kayleen A. Scholl
        210 Lindhardt Road
        Carlisle, IA 50047
 175. William L. Sheafer.......................         4,828       1,050             1,050            3,778
      458 Beaver Street
        Beaver, PA 15009
 176. Darold Sindt.............................         1,400       1,400             1,400                0
      308 -- 4th Avenue
        Box 278
        Keystone, IA 52249
 177. Rodney M. Smith..........................           700         700               700                0
      Donna Wheeling Smith
        P.O. Box 1384
        Salem, VA 24153
 178. James E. Snook...........................         2,100       2,100             2,100                0
      1703 Delaware Avenue
        Santa Cruz, CA 95060
 179. Warren A. Spence.........................         2,100       2,100             2,100                0
      M. Christine Spence
        20 Briar Oak Drive
        Weston, CT 06883
 180. Brian Stewart Trust......................         2,100       2,100             2,100                0
      Sterling Trust Co., Trustee
        PSP, K01049
        7227 Navajo Road #212
        San Diego, CA 92119
 181. Billie B. Stites IRA.....................         1,120       1,120             1,120                0
      First Trust Corp., TTEE
        P.O. Box 173301
        Denver, CO 80217
 182. Colonel W. Stites........................           700         700               700                0
      Mark B. Stites
        16189 Alum Rock Avenue
        San Jose, CA 95124
 183. Colonel W. Stites IRA....................         1,330       1,330             1,330                0
      First Trust Corp., TTEE
        #608709-0001
        P.O. Box 173301
        Denver, CO 80217

                                                                                                    SHARES
                                                                                                 BENEFICIALLY
                                                    SHARES                    SHARES AVAILABLE    OWNED AFTER
             NAME AND ADDRESS OF SELLING         BENEFICIALLY                  FOR SALE UNDER    COMPLETION OF
                  SECURITYHOLDER(1)                OWNED(2)     WARRANTS(3)   THIS PROSPECTUS    THE OFFERING
      -----------------------------------------  ------------   -----------   ----------------   -------------
 184. Christy Lynn Stone Trust.................         2,800       1,400             1,400            1,400
      Dtd. 12-30-82
        Bonnie S. Hodges TTEE
        1519 Kenmar Drive
        Martinsville, VA 24112
 185. Robert N. Stone, Jr. Trust...............         2,800       1,400             1,400            1,400
      Bonnie S. Hodges, TTEE
        1519 Kenmar Drive
        Martinsville, VA 24112
 186. First Trust Corp., Trustee...............         3,080       1,540             1,540            1,540
      FBO Robert N. Stone IRA
        #601269-0001
        P.O. Box 173301
        Denver, CO 80217
 187. Leroy W. Stutz and Karen L. Stutz........        22,011       2,800             2,800           19,211
      Trustees for LWS KLS
        Revocable Living Trust
        10401 SE 57th
        Oklahoma City, OK 73150
 188. Diana L. Sylvester.......................           840         840               840                0
      2 Fallon Place #27
        San Francisco, CA 94133
 189. Linda K. Sylvester.......................         2,060       1,260             1,260              800
      925 Jackson Boulevard
        Bel Air, MD 21014
 190. Alfred C. & Rachel B. Taylor.............         1,400        1400             1,400                0
      Trust Dated 10-5-93
        5405 Indian Hill Avenue
        Las Vegas, NV 89130
 191. J. Paul Thorin...........................        19,723       2,100             2,100           17,623
      2167 El Capitan Avenue
        Santa Clara, CA 95050
 192. W. David Ward IRA........................           700         700               700                0
      Lincoln Trust Co., Custodian
        P.O. Box 5831
        Denver, CO 80217
 193. Peter B. Webber..........................           280         280               280                0
      Marcia M. Webber
        144 Oakhurst Road
        Cape Elizabeth, ME 04107
 194. Gary Weber...............................         2,100       2,100             2,100                0
      Ellen Weber
        480 County Line Road
        Cumming, IA 50061
 195. John Wedeking............................         2,800       2,800             2,800                0
      406 SW Country Club Lane
        Ankeny, IA 50021
 196. Cole Taylor Bank, Cust...................           700         700               700                0
      FBO Rose B. West IRA #8418
        850 West Jackson Boulevard
        Chicago, IL 60607
 197. Samuel C. Winchester.....................        30,255      22,800            22,800            7,455
      Sylvia W. Winchester
        100 Lochstone Lane
        Cary, NC 27511

                                                                                                    SHARES
                                                                                                 BENEFICIALLY
                                                    SHARES                    SHARES AVAILABLE    OWNED AFTER
             NAME AND ADDRESS OF SELLING         BENEFICIALLY                  FOR SALE UNDER    COMPLETION OF
                  SECURITYHOLDER(1)                OWNED(2)     WARRANTS(3)   THIS PROSPECTUS    THE OFFERING
      -----------------------------------------  ------------   -----------   ----------------   -------------
 198. Peter Yaholkovsky........................           560         560               560                0
      1267 Vicente Drive #144
        Sunnyvale, CA 94086
 199. Peter Yaholkovsky IRA....................         1,260       1,260             1,260                0
      First Trust Corp., TTEE
        #611948-0001
        P.O. Box 173301
        Denver, CO 80217
 200. Rosie M. Yoshida.........................           980         980               980                0
      527 Westlake Drive
        San Jose, CA 95117
 201. Mark K. Malmros(5).......................       352,465           0           322,059           30,406
      2 A Taylor Way
        Washington Crossing, PA 18977-1046
 202. Pier J. Cipriani(5)......................       352,665           0           322,059           30,606
      285 Senteniel Avenue
        Newtown, PA 18940
                                                    ---------   ---------      ------------       ----------
      Total                                         1,735,162     601,360         1,245,478          489,684
                                                     ========   =========      ============       ==========

- ---------------
(1) None of the Selling Securityholders currently hold or previously have had any position, office or material relationship with the Company within the last three years.

(2) Includes the shares owned prior to this offering and the shares which are issuable upon the exercise of the warrants to acquire shares held by the Selling Securityholders. The number of shares being offered hereby is shown in the "Shares Available for Sale Under this Prospectus" column. See footnote (3) below.

(3) Warrants for the purchase of the individual and aggregate number of shares of Common Stock shown below.

(4) Affiliated entities. Shares for one entity are not included in the shares owned by either of the other entities.

(5) Mr. Malmros and Mr. Cipriani are each 30.82 percent shareholders of an entity that owns 6,342 shares of Zila, Inc. Common Stock. For purposes of attributing beneficial ownership, Mr. Malmros and Mr. Cipriani have each been deemed to beneficially own 1,950 of such shares.

     Because (1) a Selling Securityholder may offer all or some of the shares of Common Stock which it holds pursuant to the offerings contemplated by this Prospectus, (2) the offerings of shares of Common Stock are not necessarily being underwritten on a firm commitment basis, and (3) a Selling Securityholder could purchase additional shares of Common Stock from time to time, no estimate can be given as to the amount of shares of Common Stock that will be held by any Selling Securityholder upon termination of such offerings. See "PLAN OF DISTRIBUTION."

                              PLAN OF DISTRIBUTION

     The Selling Securityholders may from time to time offer the shares of Common Stock through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the Common Stock for whom they may act as agent. The Selling Securityholders and any underwriter, dealer or agent that participate in the distribution of the Common Stock may be deemed to be underwriters, and any profit on the sale of the Common Stock by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offering of Common Stock is made, to the extent required, a Prospectus Supplement will be distributed with this Prospectus which will set forth the aggregate number of shares being offered and the terms of the offering, including the names of any underwriters, dealers or agents, any discount, commissions and other items constituting compensation from the Selling Securityholders and any discounts or concessions allowed or reallowed or paid to dealers. In the event a Selling Securityholder sells the Common Stock through the use of an underwriter, it may be necessary to file a post-effective amendment to the Registration Statement registering the Common Stock.

     Alternatively, the Selling Securityholders may from time to time effect sales of the shares of Common Stock offered hereunder in one or more transactions in the over-the-counter market pursuant to Rule 144 under the Securities Act, or otherwise, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices, or at negotiated prices. It is anticipated that broker-dealers participating in such sales of Common Stock will receive the usual and customary selling commissions.

     The Company will pay substantially all of the expenses incident to the registration of the Common Stock. The Company will not pay any expenses incident to the offering and sale of the Common Stock to the public, including, but not limited to commissions and discounts of underwriters, dealers or agents.

                                 LEGAL MATTERS

     The legality of the securities offered hereby has been passed upon for the Company by Streich Lang, P.A., Phoenix, Arizona. Certain matters relating to the validity of certain of the Company's patents have been passed upon for the Company by Drummond & Duckworth, Newport Beach, California.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                MATERIAL CHANGES

     Bio-Dental Technologies. The Company has announced that it has signed a letter of intent with Bio-Dental Technologies Corporation ("Bio-Dental") for the merger of Bio-Dental into Zila. The transaction will involve the exchange of Zila stock for all of Bio-Dental's outstanding capital stock. It is the intention of the parties that the merger be treated as a "pooling of interests" transaction. The terms of the letter of intent provide for a per share exchange rate of between 0.75 and 0.825 share of Zila common stock for each share of Bio-Dental common stock. Bio-Dental had 6,427,134 shares of common stock outstanding at March 31, 1996. The completion of the transaction is subject to a number of conditions, including the satisfactory completion of due diligence by both parties, the negotiation and execution of definitive agreements and the approval of Bio-Dental shareholders.

     CTM Associates. Zila announced that it has acquired the remaining two-thirds of the outstanding shares of CTM Associates ("CTM"). The acquisition of this two-thirds interest together with Zila's previously announced acquisition of CTM common stock brings Zila's interest in CTM to 100 percent. The acquisition of CTM eliminates Zila's obligation to pay royalties to CTM on revenues generated on the sale or other distribution of OraTest. The acquisition also results in a complete settlement of certain litigation between Zila and CTM. As consideration for the acquisition of the CTM common stock, Zila issued 644,118 shares of Zila common stock to CTM shareholders and assumed certain liabilities of approximately $70,000.

     Procter & Gamble. On Wednesday April 3, 1996, The Procter & Gamble Company ("P&G") notified Zila that it was terminating its license agreement with the Company to market Zila's oral cancer diagnostic, OraTest. Such termination will be effective on July 3, 1996. P&G informed Zila that its decision to terminate the Zila agreement was based upon the P&G decision to refocus its resources on its core product lines. The terms of the license agreement provide that P&G had the right to terminate the agreement upon 90-days notice. Under such provisions, P&G is required to continue to pay certain nonrefundable licensing fees to Zila during such 90-day period notwithstanding the termination. The Company is confident in the viability of the OraTest product and expects to begin marketing OraTest in certain foreign countries in approximately two months. The Company will continue with the FDA approval process for OraTest. In addition, the Company is reviewing its options relative to the introduction of OraTest in the United States once FDA approval is received. The Company has recently entered into a letter of intent to acquire Bio-Dental Technologies Corporation (See Bio-Dental Technologies above) a marketer of professional dental products.

======================================================

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    2
Incorporation of Certain Documents by
  Reference...........................    2
Prospectus Summary....................    3
Risk Factors..........................    4
Use of Proceeds.......................    6
Determination of Offering Price.......    6
Selling Securityholders...............    7
Plan of Distribution..................   23
Legal Matters.........................   23
Experts...............................   23
Material Changes......................   24

======================================================





======================================================

                                   ZILA, INC.


                                1,245,478 SHARES
                                $0.001 PAR VALUE


                             ---------------------
                                   PROSPECTUS
                             ---------------------


                                               , 1996

======================================================

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated costs and expenses of the Company in connection with the offering described in the Registration Statement.

     Securities and Exchange Commission Registration Fee.......................  $ 3,600
     Legal Fees and Expenses...................................................    5,000
     Accounting Fees and Expenses..............................................    5,000
     Other Expenses............................................................    2,500
                                                                                 -------
               Total Expenses..................................................  $16,100
                                                                                 =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 11 of the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), limits, to the full extent permitted by Delaware law, directors' personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty. Section 102 of the Delaware General Corporation Law, as amended, enables a corporation to eliminate or limit personal liability of members of its board of directors for violations of their fiduciary duty of care. However, Delaware law does not permit the elimination of a director's liability for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct, knowingly violating a law, unlawfully paying a dividend or approving a stock repurchase or obtaining an improper personal benefit. The limitation of liability provided by the statute continues after a director has ceased to occupy such position. The statute has no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

     Article X of the Company's Bylaws requires indemnification of directors and officers of the Company to the full extent permitted by Delaware law for claims against them in their official capacities, including stockholders' derivative actions. Article X requires that the Company advance expenses incurred in the defense of such claims and continue the right of indemnification for persons who have ceased to be directors or officers, and permits the Company to enter into indemnification agreements with its directors and officers.

     Section 145 of the Delaware General Corporation Law, as amended, applies to the Company and provides for the indemnification of officers and directors in specified instances. It permits a corporation, pursuant to a bylaw provision in an indemnity contract, to pay an officer's or director's litigation expenses in advance of a proceeding's final disposition, and provides that rights arising under an indemnity agreement or bylaw provision may continue as to a person who has ceased to be a director or officer.

     The Company currently maintains directors' and officers' liability insurance to supplement the protection provided in the Company's Certificate of Incorporation and Bylaws and to fund any indemnification payments that the Company may be required to make. Such insurance is renewable annually and is subject to standard terms and conditions, including exclusions from coverage.

     The above discussion is qualified in its entirety by reference to the Company's Certificate of Incorporation and Bylaws. See Exhibits 4-A and 4-B to this Registration Statement.

ITEM 16.  EXHIBITS

EXHIBIT                                                             PAGE NUMBER
NUMBER                   DESCRIPTION                             METHOD OF FILING
- ------     ---------------------------------------    ---------------------------------------
  4-A      Certificate of Incorporation, as           Incorporated by reference to Exhibit
           amended                                    3-A of the Company's Annual Report on
                                                      Form 10-K for the fiscal Year ended
                                                      July 31, 1988. (the "1988 10-K")
  4-B      Bylaws                                     Incorporated by reference to Exhibit
                                                      3-B of the 1988 10-K.
  4-C      Specimen Common Stock Certificate          Incorporated by reference to Exhibit
                                                      4-A of the 1988 10-K.
  4-D      Specimen Warrant Certificate               Incorporated by reference to Exhibit
                                                      4-C filed with Amendment No. 2 to the
                                                      Company's Registration Statement on
                                                      Form S-4, Registration No. 33-19647.
  5-A      Opinion of Streich Lang, P.A. as to the    *
           legality of securities being registered
  5-B      Opinion of Drummond & Duckworth as to      *
           the enforceability of certain patent
           rights
 23-A      Consent of Deloitte & Touche LLP           *
 23-B      Consent of Streich Lang, P.A.              See Exhibit 5-A
 23-C      Consent of Drummond & Duckworth            See Exhibit 5-B
 24-A      Power of Attorney of James E. Tinnell,     *
           M.D.
 24-B      Power of Attorney of Joseph Hines          *
 24-C      Power of Attorney of Patrick M.            *
           Lonergan
 24-D      Power of Attorney of Michael S. Lesser     *
 24-E      Power of Attorney of Carl A. Schroeder     *
 24-F      Power of Attorney of H. Ray Cox            *
 24-G      Power of Attorney of Clarence J.           *
           Baudhuin

- ---------------

* Filed herewith.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Zila, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix and State of Arizona on June 14, 1996.

                                            ZILA, INC., a Delaware corporation

                                            By /s/  CLARENCE J. BAUDHUIN
                                                    Clarence J. Baudhuin
                                             Executive Vice President of Finance
                                             and Administration, Treasurer and
                                             Director (Principal Financial
                                             and Accounting Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

               SIGNATURE                                TITLE                      DATE
- ---------------------------------------- ------------------------------------------------------
/s/ JOSEPH HINES                         Chairman of the Board, President,        June 14, 1996
- -------------------------------          Chief Executive Officer
Joseph Hines

/s/ CLARENCE J. BAUDHUIN                 Executive Vice President of Finance       June 14, 1996
- -------------------------------          and Administration, Treasurer and
Clarence J. Baudhuin                     Director

        *                                Director                                 June 14, 1996
- -------------------------------
Dr. James E. Tinnell, M.D.
        *                                Director                                 June 14, 1996
- -------------------------------
Patrick M. Lonergan
        *                                Director                                 June 14, 1996
- -------------------------------
Carl A. Schroeder
        *                                Director                                 June 14, 1996
- -------------------------------
H. Ray Cox
        *                                Director                                 June 14, 1996
- -------------------------------
Michael S. Lesser



*By  /s/ CLARENCE J. BAUDHUIN
- --------------------------------
Clarence J. Baudhuin
Attorney-in-Fact

                                       S-1